Cardiff Oncology Announces Expanded Access Program for Onvansertib in KRAS-Mutated Metastatic Colorectal Cancer as Follow-On to Fast Track Designation
–Initiation of Expanded Access Program follows FDA granting Fast Track Designation of onvansertib for second-line treatment of patients with KRAS-mutation mCRC
–Expanded Access Program provides pathway for patients to gain access to treatment with onvansertib outside of clinical trials
SAN DIEGO (June 9, 2020) – Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage oncology therapeutics company developing drugs to treat cancers with the greatest medical need for new treatment options, including KRAS-mutated colorectal cancer, Zytiga®-resistant prostate cancer and leukemia, today announced initiation of its Expanded Access Program (EAP) for its investigational drug onvansertib, in combination with standard-of-care FOLFIRI and bevacizumab, for second-line treatment of patients with KRAS-mutated metastatic colorectal cancer (mCRC).
“We are excited to offer expanded access to our investigational drug for patients with KRAS-mutated mCRC who may benefit from treatment with onvansertib, but may not be able to participate in our clinical trial,” said Dr. Mark Erlander, Chief Executive Officer of Cardiff Oncology. “The granting of Fast Track Designation coupled with the initiation of our Expanded Access Program underscores the medical need for a new therapeutic option to treat these patients who are facing a devastating prognosis. We are dedicated to advancing the clinical development of onvansertib so that many more patients will have access to treatment in our ongoing trials and through our compassionate use program.”
The Expanded Access Program (or compassionate use) is a program recognized by the FDA as a follow-on to their granting Fast Track Designation to onvansertib. An EAP provides a potential pathway for patients with a serious or life-threatening condition to gain access to an investigational drug for treatment outside of a clinical trial, particularly when no comparable or satisfactory alternative therapy options are available. The Cardiff Oncology EAP is intended for use in combination with FOLFIRI and bevacizumab for the second-line treatment of patients with KRAS-mutated mCRC that have progressed on prior FOLFOX (with or without bevacizumab) therapy.

Requests for expanded access to onvansertib must be made by a U.S. licensed, treating physician. Physicians can learn more about the onvansertib expanded access program protocol at clinicaltrials.gov and can request access for a patient by sending an e-mail to CRDF-01E@cardiffoncology.com

The FDA's Fast Track program facilitates the development of drugs intended to treat serious conditions and that have the potential to address unmet medical needs. A drug program with Fast Track status is afforded greater access to the FDA for the purpose of expediting the drug's development, review and potential approval. In addition, the Fast Track program allows for eligibility for Accelerated Approval and Priority Review, if relevant criteria are met, as well as for Rolling Review, which means that a drug company can submit completed sections of its New

Drug Application (NDA) for review by FDA, rather than waiting until every section of the NDA is completed before the entire application can be submitted for review.

About the Phase 1b/2 Clinical Trial of Onvansertib in KRAS-Mutated mCRC
In this open-label, Phase 1b/2 trial, onvansertib in combination with standard-of-care FOLFIRI and Avastin® (bevacizumab) is being evaluated for safety and efficacy for second-line treatment of patients with KRAS-mutated mCRC. The trial, A Phase 1b/2 Study of Onvansertib (PCM-075) in Combination with FOLFIRI and Bevacizumab for SecondLine Treatment of Metastatic Colorectal Cancer in Patients with a KRAS Mutation, will enroll up to 44 patients with a KRAS mutation and histologically confirmed metastatic and unresectable disease. In addition, patients must have failed treatment or be intolerant of FOLFOX (fluoropyrimidine and oxaliplatin) with or without bevacizumab. The trial is being conducted at two prestigious cancer centers: USC Norris Comprehensive Cancer Center and The Mayo Clinic Arizona.
About Onvansertib
Onvansertib is a first-in-class, third-generation, oral and highly-selective adenosine triphosphate (ATP) competitive inhibitor of the serine/threonine polo-like-kinase 1 (PLK1) enzyme, which is over-expressed in multiple cancers including leukemias, lymphomas and solid tumors. Onvansertib targets the PLK1 isoform only (not PLK2 or PLK3), is orally administered and has a 24-hour half-life with only mild-to-moderate side effects reported.
Onvansertib has demonstrated synergy in preclinical studies with numerous chemotherapies and targeted therapeutics used to treat leukemias, lymphomas and solid tumor cancers, including irinotecan, FLT3 and HDAC inhibitors, taxanes and cytotoxins. Cardiff Oncology believes the combination of onvansertib with other compounds has the potential to improve clinical efficacy in acute myeloid leukemia (AML), metastatic castration-resistant prostate cancer (mCRPC), non-Hodgkin lymphoma (NHL), KRAS-mutated colorectal cancer and triple-negative breast cancer (TNBC), as well as other types of cancer.
Cardiff Oncology has three ongoing clinical trials of onvansertib: A Phase 2 trial of onvansertib in combination with Zytiga® (abiraterone acetate)/prednisone in patients with mCRPC who are showing signs of early progressive disease (rise in PSA but minimally symptomatic or asymptomatic) while currently receiving Zytiga® (NCT03414034); a Phase 1b/2 Study of onvansertib in combination with FOLFIRI and Avastin® for second-line treatment in patients with mCRC with a KRAS mutation (NCT03829410); and a Phase 2 clinical trial of onvansertib in combination with decitabine in patients with relapsed or refractory AML (NCT03303339).
Cardiff Oncology licensed onvansertib (also known as NMS-1286937 and PCM-075) from Nerviano Medical Sciences (NMS), the largest oncology-focused research and development company in Italy, and a leader in protein kinase drug development. NMS has an excellent track record of licensing innovative drugs to pharma/biotech companies, including Array/Pfizer, Ignyta/Roche and Genentech.
About Cardiff Oncology, Inc.
Cardiff Oncology, Inc. (formerly Trovagene, Inc.) is a clinical-stage biotechnology company with the singular mission of developing new treatment options for cancer patients in indications with the greatest medical need. Our goal is to overcome resistance, improve response to treatment and increase overall survival. We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 (PLK1) inhibitor, in combination with standard-of-care chemotherapy and targeted therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to enable assessment of patient response to treatment. We have three ongoing clinical programs that are demonstrating the safety and efficacy of onvansertib: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in Zytiga-resistant metastatic castration-resistant prostate cancer (mCRPC); and a Phase 2 study of onvansertib in combination with decitabine in relapsed or refractory acute myeloid leukemia (AML). For more information, please visit https://www.cardiffoncology.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful.  Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2019, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
VP, Clinical Development and Investor Relations
858-952-7652
vkelemen@cardiffoncology.com

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